Exhibit 10.4

RESTRICTED STOCK UNIT GRANT NOTICE

UNDER THE

APRIA, INC.

2021 OMNIBUS INCENTIVE PLAN

TIME-BASED VESTING AWARD

Apria, Inc. (the “Company”), pursuant to its 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below, the number of Restricted Stock Units set forth below in full satisfaction of the grant required to be made pursuant to the terms of that certain letter agreement entered into between the Company and the Participant (as defined below), dated as of July 24, 2018, as amended December 20, 2019. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant) and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Participant:	Debra Morris

Vesting Commencement Date:	February [Insert IPO Effective Date], 2021

Number of
Restricted Stock Units:	[Insert No. of Restricted Stock Units Granted][1]

Vesting Schedule:	Provided the Participant has not undergone a Termination at the time of the applicable vesting date (or event):

• 50% of the Restricted Stock Units (rounded down to the nearest whole share) will vest on the Vesting Commencement Date;

• 25% of the then-outstanding Restricted Stock Units (rounded down to the nearest whole share) will vest on the date that is six months following the Vesting Commencement Date; and

• the remaining then-outstanding Restricted Stock Units will vest on the first anniversary of the Vesting Commencement Date;

provided, however, that if the Participant undergoes a Termination (i) as a result of such Participant’s death, (ii) by the Company for any reason other than Cause (as defined in the Executive Severance Agreement dated March 11, 2013 between Apria Healthcare, Inc. and the Participant (as amended from time to time, the “Severance Agreement”)) or (iii) by the Participant for Good Reason (as defined in the Severance Agreement, except that the term Good Reason shall not include prong (ii) of such definition), prior to the applicable vesting date (or event), such Participant shall fully vest in such Participant’s Restricted Stock Units to the extent not then vested or previously forfeited or cancelled.

*         *         *

[1]	[Number of Restricted Stock Units to equal 0.4% of the amount by which the equity value of the Company exceeds -$36.181 million, measured on the IPO pricing date.]

APRIA, INC.

By:
Title:

[Signature Page to Restricted Stock Unit Award]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

PARTICIPANT2

[2]

To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

[Signature Page to Restricted Stock Unit Award]

3

TIME-BASED RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

APRIA, INC.

2021 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the Apria, Inc. 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Apria, Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Restricted Stock Units to the Participant under this Restricted Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Unit Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.

2. Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest as provided in the Grant Notice.

3. Settlement of Restricted Stock Units. The Company will deliver to the Participant, at the Participant’s election, either (i) as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Common Stock for each Restricted Stock Unit (as adjusted under the Plan, as applicable, and subject to Section 8 below) or (ii) on the first regular payroll date that is administratively practicable following the applicable vesting date, an amount in cash equal to the Fair Market Value per share of Common Stock as of the date on which the Restricted Period lapsed for each Restricted Stock Unit (as adjusted under the Plan, as applicable, and subject to Section 8 below), in each case, which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery; provided, however, that if the Participant elects for the Restricted Stock Units to be settled in shares of Common Stock, in no event will any share of Common Stock be delivered to the Participant prior to the date of the first open trading window of the Company that is at least six months following the Vesting Commencement Date (as defined in the Grant Notice). Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the shares of Common Stock are listed for trading.

4. Treatment of Restricted Stock Units upon Termination. The provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.

5. Company; Participant.

(a) The term “Company” as used in this Restricted Stock Unit Agreement with reference to employment or service shall include the Company and its Subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6. Non-Transferability. The Restricted Stock Units may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, unless such transfer is by will, by the laws of descent and distribution or other applicable law, or specifically required pursuant to a domestic relations order, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or any other member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

7. Rights as Stockholder; Dividend Equivalents. The Participant or a permitted transferee in accordance with Section 6 of this Restricted Stock Unit Agreement shall have no rights as a stockholder with respect to any share of Common Stock underlying a Restricted Stock Unit (including no rights with respect to voting or to receive dividends or dividend equivalents) unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof. The Restricted Stock Units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of Common Stock. Such dividend equivalents will be provided in shares of Common Stock having a Fair Market Value on the date that the Restricted Stock Units are settled equal to the amount of such applicable dividends, and shall be payable at the same time as the Restricted Stock Units are settled in accordance with Section 3 above. In the event that any Restricted Stock Unit is forfeited by its terms, the Participant shall have no right to dividend equivalent payments in respect of such forfeited Restricted Stock Units.

8. Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof. The Participant shall satisfy such Participant’s withholding liability, if any, referred to in Section 13(d) of the Plan by having the Company withhold from the number of shares of Common Stock otherwise deliverable pursuant to the settlement of the Restricted Stock Units, a number of shares with a Fair Market Value, on the date that the Restricted Stock Units are settled, equal to such withholding liability; provided, that the number of such shares of Common Stock may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences.

9. Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

2

10. No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

11. Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13. Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (i) canceling the Restricted Stock Units; or (ii) requiring that the Participant forfeit any gain realized on the settlement of the Restricted Stock Units or the disposition of any share of Common Stock received upon settlement of the Restricted Stock Units, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this Restricted Stock Unit Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Restricted Stock Units shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

14. Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

15. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.

16. Section 409A. It is intended that the Restricted Stock Units granted hereunder shall be compliant with Section 409A of the Code and shall be interpreted as such.

3